Exhibit 10.21

AMENDMENT NO. 2 TO LETTER AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of March 15, 2024, to the Letter Agreement (as defined below) is entered into by and among (i) Keyarch Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), (ii) Zooz Power Ltd., an Israeli company (the “Company”), and (iii) Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Letter Agreement.

WHEREAS, reference is made to that certain Business Combination Agreement, dated as of July 30, 2023 (as amended on February 9, 2024, March 8, 2024 and March 15, 2024, and as it may be further amended, supplemented or modified from time to time, the “BCA”), by and among SPAC, the Company, Zooz Power Cayman, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company, and the Sponsor, in the capacity as the SPAC Representative thereunder;

WHEREAS, SPAC, the Company and the Sponsor are parties to that certain Sponsor Letter Agreement, dated as of July 30, 2023, as amended on February 9, 2024 (the “Letter Agreement”);

WHEREAS, the parties hereto desire to amend the Letter Agreement as set forth herein; and

WHEREAS, Section 8 of the Letter Agreement provides that the Letter Agreement may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments.

(a) Section 4 of the Letter Agreement is hereby amended to delete the phrase “Revenue Earnout Milestones or Price Earnout Milestones” and replace it with the phrase “Earnout Milestones”.

(b) The second full paragraph of Section 6 of the Letter Agreement is hereby deleted and replaced with the following:

“For the avoidance of doubt, in the event that the Company meets at the same measurement period the Earnout Milestones for the Second Level Contingent Sponsor Share Consideration and the First Level Contingent Sponsor Share Consideration, then the release from the Sponsor Escrow Account will also include the First Level Contingent Sponsor Share Consideration. In the event that the Company meets at the same measurement period the Earnout Milestones for the Third Level Contingent Sponsor Share Consideration and the Second Level Contingent Sponsor Share Consideration, then the release from the Sponsor Escrow Account will also include the Second Level Contingent Sponsor Share Consideration. In the event that the Company meets at the same measurement period the Earnout Milestones for the Third Level Contingent Sponsor Share Consideration, the Second Level Contingent Sponsor Share Consideration and the First Level Contingent Sponsor Share Consideration, then the release from the Sponsor Escrow Account will also include the First Level Contingent Sponsor Share Consideration and the Second Level Contingent Sponsor Share Consideration.”

2. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Letter Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Letter Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Letter Agreement in the Letter Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Letter Agreement, as amended by this Amendment, and the BCA and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Letter Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. This Amendment shall be construed, interpreted, governed and enforced in a manner consistent with the provisions of the BCA. In the event of any conflict between the terms of the Letter Agreement, as amended by this Amendment, and the BCA, the terms of the BCA shall govern. The Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. The Letter Agreement may not be changed, amended or modified, except by a written instrument executed by all parties hereto, and no provision thereof may be waived, except in writing signed by the party against whom enforcement of such provision is sought. No party hereto may assign either the Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties, and any purported assignment in violation of this provision shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. Nothing in this Amendment, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The provisions set forth in Sections 10.2 through 10.8 and 10.10 through 10.13 of the BCA, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Amendment as if all references to the “Agreement” in such sections were instead references to this Amendment, and the references therein to the “Parties” were instead to the parties to this Amendment, mutatis mutandis. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Amendment shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

SPAC:

KEYARCH ACQUISITION CORPORATION

By:	/s/ Kai Xiong
Name:	Dr. Kai Xiong
Title:	Authorized Signatory

The Company:

ZOOZ POWER LTD.

By:	/s/ Avi Cohen
Name:	Avi Cohen
Title:	Chairman of Directors

The Sponsor:

KEYARCH GLOBAL SPONSOR LIMITED

By:	/s/ Kai Xiong
Name:	Dr. Kai Xiong
Title:	Authorized Signatory

{Signature Page to Amendment No. 2 to Sponsor Letter Agreement}